EXHIBIT 21.1

SUBSIDIARIES OF FISERV, INC.

Name under which Subsidiary does Business	Jurisdiction of Incorporation
ayCash GmbH	Germany
BentoBox CMS Inc.	Delaware
BillMatrix Corporation	Delaware
BluePay Canada, ULC	Canada
BluePay Processing, LLC	Delaware
CardConnect, LLC	Delaware
Carreker Corporation	Delaware
CashEdge, Inc.	Delaware
CDI BluePay Private Limited	India
CheckFree Corporation	Delaware
Checkfree Services Corporation	Delaware
CheckFree Solutions Limited	United Kingdom
CheckFreePay Corporation	Connecticut
Clover Network, LLC	Delaware
Concord EFS, Inc.	Delaware
Concord Transaction Services, LLC	Colorado
Corillian Corporation	Oregon
DW Holdings Canada ULC	Canada
Eastern State Bankcard Association Inc.	New York not-for-profit
Eastern States Monetary Services, Inc.	New York not-for-profit
Electronic Banking Solutions Limited	Australia
FD do Brasil Soluções de Pagamento Ltda.	Brazil
FDGS Group, LLC	Delaware
FDR Delaware Holdings Limited	United Kingdom
FDR Limited, LLC	Delaware
FDR U.K. Limited	United Kingdom
First Data (China) Co., Ltd.	China
First Data (India) Private Limited	India
First Data (Mauritius) Holding Company	Mauritius
First Data (Singapore) Pte. Ltd.	Singapore
First Data Austria GmbH	Austria
First Data Austria Holdings GmbH	Austria
First Data Canada Ltd.	Canada
First Data Colombia Ltda.	Colombia
First Data Cono Sur SRL	Argentina
First Data Corporation	Delaware
First Data Corporation Australia (Holdings) Pty Limited	Australia
First Data Development Private Ltd.	India
First Data Egypt LLC	Egypt
First Data Europe Limited	United Kingdom
First Data Global Services Limited	Ireland
First Data GmbH	Germany
First Data Government Solutions, LP	Delaware

First Data Holding GmbH	Germany
First Data Holding I (Netherlands) BV	Netherlands
First Data Hong Kong Limited	Hong Kong
First Data Hydra Holdings LLC	Delaware
First Data Insurance Agency Inc.	Delaware
First Data International (Italia) Srl	Italy
First Data International LLC	Delaware
First Data International Luxembourg II S.a.r.l.	Luxembourg
First Data International Luxembourg III S.a.r.l.	Luxembourg
First Data International Luxembourg IV S.a.r.l.	Luxembourg
First Data Merchant Services LLC	Florida
First Data Merchant Solutions (Hellas) Ltd.	Greece
First Data Merchant Solutions (Hong Kong) Private Limited	Hong Kong
First Data Merchant Solutions (Macau) Private Limited	Macau
First Data Merchant Solutions (Malaysia) Sdn. Bhd.	Malaysia
First Data Merchant Solutions Australia Pty Ltd.	Australia
First Data Merchant Solutions Private Limited	Singapore
First Data Middle East FZ-LLC	UAE
First Data Mobile Holdings Limited	Ireland
First Data Mobile Payments Limited	Ireland
First Data Mobile Solutions GmbH	Germany
First Data Mobile Solutions Limited	Ireland
First Data Network Australia Limited	Australia
First Data Operations (Austria) GmbH	Austria
First Data Procurements México, S. de R.L. de C.V.	Mexico
First Data Real Estate Holdings L.L.C.	Delaware
First Data Receivables, LLC	Delaware
First Data Reporting Services LLC	Delaware
First Data Resources Australia Limited	Australia
First Data Resources Investments Pty Limited	Australia
First Data Resources, LLC	Delaware
First Data Spain Holdings, S.L.	Spain
First Data Trust Company, LLC	Colorado
First Data UK Holdings Limited	United Kingdom
First Data Uruguay S.R.L.	Uruguay
Fiserv Canada LP	Canada
Fiserv CP, LLC	Delaware
Fiserv (Europe) Limited	United Kingdom
Fiserv Korea Limited	Korea
Fiserv Lanka (Private) Limited	Sri Lanka
Fiserv New Zealand N.L.	New Zealand
Fiserv Polska S.A.	Poland
Fiserv Slovakia, s.r.o.	Slovakia Republic
Fiserv Solutions (Europe) Limited	Ireland
Fiserv Solutions, LLC	Wisconsin
FTS (NSW) Pty. Limited	Australia
Funds & Assets Management LLC	New York
Information Technology, Inc.	Nebraska
Integrated Payment Systems Canada Inc.	Canada

Integrated Payment Systems, Inc.	Delaware
Integrity Payments LLC	Arizona
Inverland Jasper SL	Spain
ITI of Nebraska, Inc.	Nebraska
Marketplace Merchant Solutions Limited	Ireland
Merchant Solutions Private Limited	Bangladesh
Money Network Financial, LLC	Delaware
NetPay Solutions Group Ltd.	United Kingdom
NetPay Merchant Services Limited	United Kingdom
NetPay Finance Limited	United Kingdom
New Payment Services, Inc.	Georgia
Ondot Systems Private India Ltd.	India
Ondot Systems UK Private Limited	United Kingdom
Ondot Systems, Inc.	Delaware
Payline Data, LLC	Delaware
Payline Data Services, LLC	Delaware
Payline Intellectual Reserve, LLC	Utah
PaySys Europe, B.V.	Netherlands
PaySys International Pty. Ltd.	Australia
PaySys International, Inc.	Florida
Pegaso Argentina S.R.L.	Argentina
Pineapple Payment Holdings, LLC	Delaware
Pineapple Payments Opco, LLC	Delaware
POS Equipment Service Inc.	California
Posnet SRL	Argentina
Radius8, Inc.	Delaware
Research Park Association, Inc.	Florida not-for-profit
Spend Labs, Inc.	Delaware
Spendlabs India Private Limited	India
Spendlabs International, Inc.	Canada (British Columbia)
Star Systems Assets, Inc.	Delaware
Star Systems, Inc.	Delaware
Technologi Worldwide Limited	United Kingdom
TeleCheck International, LLC	Georgia
TeleCheck Services Canada, Inc.	Canada
TeleCheck Services of Puerto Rico, Inc.	Georgia
TeleCheck Services, LLC	Delaware
Tissington Limited	Ireland
TRS Recovery Services, Inc.	Colorado
XP Systems Corporation	Minnesota
YourPay LLC	Delaware